Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement of Music of Your Life, Inc. of my report dated September 13, 2016, relating to the audits of the financial statements of Music of Your Life, Inc. for the years ended May 31, 2016 and 2015, appearing in the Company's Form 10-K filed on September 13, 2016, which is incorporated in this Form S-8 by reference.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

November 10, 2016